UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact name of registrant as specified in charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,

Burlington, North Carolina 27215

(Address of principal executive offices, and zip code)

336-229-1127

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	LH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2019, Laboratory Corporation of America® Holdings (NYSE: LH) (“LabCorp”) entered into a new Term Loan Credit Agreement (the “Term Loan Credit Agreement”), which provides for a two-year term loan credit facility in the principal amount of $850 million (the “New Term Loan Facility”). Bank of America, N.A. is acting as administrative agent for a group of financial institutions providing the New Term Loan Facility. The proceeds from the borrowings under the New Term Loan Facility will be used for general corporate purposes, including to repay other indebtedness and in connection with the previously announced acquisition of the nonclinical research services business of Envigo International Holdings, Inc. (“Envigo”). The entire $850 million principal amount of the New Term Loan Facility was advanced on June 3, 2019, with approximately $250 million of the proceeds being applied to repay a portion of the existing loans outstanding under LabCorp’s prior term loan credit facility entered into on September 15, 2017.

Under the New Term Loan Facility, LabCorp is required to maintain a leverage ratio of no greater than 4.00 to 1.00 (provided, that in the event LabCorp consummates a qualified acquisition, LabCorp can elect to increase the maximum leverage ratio level to 4.50 to 1.00 for the fiscal quarter in which such qualified acquisition is consummated and for the next three consecutive fiscal quarters), and is subject to negative covenants limiting subsidiary indebtedness and certain other covenants typical for investment grade-rated borrowers.

The New Term Loan Facility accrues interest at a per annum rate equal to, at LabCorp’s election, either a LIBOR rate plus a margin ranging from 0.55% to 1.175%, or a base rate determined according to a prime rate or federal funds rate plus a margin ranging from 0.00% to 0.175%. The interest margin applicable to the New Term Loan Facility is based on LabCorp’s senior credit ratings as determined by Standard & Poor’s and Moody’s, which are currently BBB and Baa2, respectively.

The foregoing description of the New Term Loan Facility is qualified in its entirety by reference to the Term Loan Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

LabCorp announced on June 3, 2019 that LabCorp’s Covance Drug Development segment completed its previously announced acquisition of Envigo’s nonclinical research services business and disposition to Envigo of its Covance Research Products business. A copy of the press release announcing this transaction has been furnished as Exhibit 99.1 hereto.

In addition, on June 3, 2019, LabCorp announced the closing of the New Term Loan Facility. A copy of the press release announcing the New Term Loan Facility has been furnished as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Term Loan Credit Agreement, dated June 3, 2019, by and among Laboratory Corporation of America Holdings, Bank of America, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release, dated June 3, 2019, jointly issued by Laboratory Corporation of America Holdings and Envigo International Holdings, Inc.

99.2	Press Release, dated June 3, 2019, issued by Laboratory Corporation of America Holdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant
Date: June 3, 2019

	By:	/s/ Sandra van der Vaart
Sandra van der Vaart
Senior Vice President, Global General Counsel and Secretary

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